                                                                   EXHIBIT 10.35

                                 CARESIDE, INC.
                              6100 Bristol Parkway
                              Culver City, CA 90230



                                                              December 8, 1998



Spencer Trask Securities Incorporated
535 Madison Avenue
18th Floor
New York, New York 10022

Ladies and Gentlemen:

                  Reference is made to that certain Placement Agency Agreement (the "1996 Placement Agreement"), dated December 10, 1996, by and between Careside, Inc. (formerly known as Exigent Diagnostics, Inc.) (the "Company") and Spencer Trask Securities Incorporated ("Spencer Trask"), that certain letter agreement (the "Investment Banking Agreement"), dated January 31, 1997, by and between the Company and Spencer Trask, that certain Lock-Up and Right of First Offer Agreement (the "Lock-Up Agreement"), dated January 31, 1997, by and among the Company, W. Vickery Stoughton, Thomas H. Grove, Exigent Partners, L.P. and Spencer Trask and that certain Placement Agency Agreement (the "1998 Placement Agreement"), dated January 29, 1998, by and between the Company and Spencer Trask entered into in connection with the 1998 private placement of common stock by the Company (the "1998 Private Placement"). As set forth in Section 5(l) of the 1996 Placement Agreement, the Company agreed to enter into an employment agreement with Kenneth Asarch. As set forth in the Investment Banking Agreement, the Company agreed for a period of five years from the date thereof to use the investment banking services of Spencer Trask in connection with any sale or exchange of the Company's stock or assets, merger, consolidation, acquisition, financing, joint venture or other arrangement with certain parties and to pay Spencer Trask certain fees, as set forth in the Investment Banking Agreement, at the closing of any such transaction. As set forth in Section 3(h) of the 1998 Placement Agreement, the Company agreed to pay Spencer Trask a fee upon the completion of an initial public offering of the Company's common stock which utilized the investment banking services of Fahnestock & Co. Inc. ("Fahnestock").

                  At present, the Company (i) is not a party to an employment agreement with Kenneth Asarch, (ii) intends to undertake an initial public offering of the Company's common stock utilizing the investment banking services of Fahnestock (the "IPO") and (iii) prior to the consummation of the IPO, expects to undertake transactions involving private investments in the equity or debt of the Company by persons who currently are stockholders of the Company or entities or affiliates under the direct or indirect control of such persons, as well as an equipment lease financing with Finova Technology Finance, Inc. ("Finova").
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                  To induce the Company to proceed with the IPO, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Company and Spencer Trask hereby agree as follows:

                  1. Spencer Trask hereby (a) waives the requirement set forth in Section 5(l) of the 1996 Placement Agreement that the Company enter into an employment agreement with Kenneth Asarch and (b) agrees that Spencer Trask will not seek, undertake or institute any judgment, decision, arbitration, suit, proceeding or action against or involving the Company or any other party for not complying with the covenant set forth in Section 5(l) of the 1996 Placement Agreement requiring the Company to enter into an employment agreement with Kenneth Asarch.

                  2. Spencer Trask hereby waives its (i) irrevocable preferential right of first offer and any rights associated therewith set forth in Section 2 of the Lock-Up Agreement and (ii) right to provide the Company with investment banking services in or after the IPO, including in connection with any other public or private offering of the Company's securities following the IPO. Further, Spencer Trask hereby consents to the Company utilizing the investment banking services of Fahnestock and the other underwriters named in the Company's registration statement filed with the Securities Exchange Commission in and after the IPO.

                  3. Spencer Trask hereby waives any right to receive the Placement Agent's Fee and the Agent's Warrants (as each such term is defined in the 1996 and the 1998 Placement Agreements) pursuant to Section 3(f) of the 1996 and the 1998 Placement Agreements with respect to any person or entity which may invest in the Company pursuant to the IPO.

                  4. Spencer Trask acknowledges and agrees that (i) any right of Spencer Trask to receive, or any obligation of the Company to pay or grant, the Placement Agent's Fee and the Agent's Warrants (as each such term is defined in the 1996 Placement Agreement) pursuant to Section 3(f) of the 1996 Placement Agreement has either been fulfilled or has expired and (ii) no Placement Agent's Fee or Agent's Warrants are owed or due Spencer Trask from the Company pursuant to such provision.

                  5. Spencer Trask acknowledges and agrees that any right of Spencer Trask to receive, or any obligation of the Company to pay or grant, the Placement Agent's Fee and the Agent's Warrants (as each such term is defined in the 1998 Placement Agreement), to the extent accruing prior to the date hereof, has been fulfilled.

                  6. Spencer Trask hereby waives the application of Section 3(f) of the 1998 Placement Agreement with respect to any and all payments (whether the Placement Agent's Fee, the Agent's Warrants (each as defined therein) or otherwise) which may be owed or due it for the purchase by any investor of the Company's common stock or debt securities contemplated by that certain side letter attached hereto as Exhibit A so long as the execution of definitive
                          ---------
documents
with such investor occurs prior to June 30, 1999 and regardless of the term of any debt securities sold to such investor.

                  7. Spencer Trask and the Company hereby acknowledge and agree that the term `SmithKline' as used in the Investment Banking Agreement means any subsidiary, affiliate or entity directly or indirectly controlled by SmithKline or its executive officers or directors, including but not limited to SR-One.

                  8. Spencer Trask hereby acknowledges and agrees that the consummation of a private investment in the Company's equity or debt securities by any of SmithKline (or any affiliate thereof including without limitation SR-One), Mr. Peter Friedli, or an affiliated entity controlled directly or indirectly by him, or Finova, shall not result in either (i) the Company owing to Spencer Trask any Placement Agent's Fee or Agent's Warrants (as such terms are defined in both the 1996 and the 1998 Private Placement Agreements) or any other fee under the 1996 or the 1998 Private Placement Agreements or the Investment Banking Agreement or (ii) any obligation on the part of the Company to utilize the investment banking or other transactional support services of Spencer Trask in connection therewith.

                  9. Spencer Trask hereby acknowledges and agrees that any amounts payable by the Company to Spencer Trask pursuant to the Investment Banking Agreement shall become due as and when the funds triggering the fees due to Spencer Trask are received by the Company.

                  10. Spencer Trask and the Company hereby acknowledge and confirm that the Company shall pay Spencer Trask $100,000 upon the consummation of the IPO pursuant to Section 3(h) of the 1998 Placement Agreement.


              [The rest of this page is intentionally left blank.]

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                  11. This letter represents our entire agreement with respect to the subject matter hereof, superseding all prior agreements and understandings, written or oral. It may not be modified or amended except in a writing signed by both parties. This letter agreement may be signed in counterparts (including by facsimile signature) and shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law doctrine thereof.

                               Very truly yours,


                               CARESIDE, INC.


                               By:       /s/ W. Vickery Stoughton
                                  -------------------------------------
                               Name:   W. Vickery Stoughton
                               Title: Chairman of the Board of Directors and Chief Executive Officer


Acknowledged and Agreed:


SPENCER TRASK SECURITIES INCORPORATED


By:       /s/ William P. Dioguardi
    -------------------------------------
Name:   William P. Dioguardi
Title:  President


       /s/ W. Vickery Stoughton
-----------------------------------------
W. Vickery Stoughton


       /s/ Thomas H. Grove
-----------------------------------------
Thomas H. Grove

                                    Exhibit A



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

                                 CARESIDE, INC.
                              6100 Bristol Parkway
                          Culver City, California 90230
                                 (310) 338-6767





Kevin Kimberlin
Spencer Trask Securities Incorporated
535 Madison Avenue
18th Floor
New York, New York 10022

Dear Mr. Kevin:

                  Careside has a unique opportunity to pursue an investment from Mr. Peter Friedli or one of his investment funds. We have negotiated the proposed transaction in the past few weeks and he is prepared to go forward. The security to be purchased will be a debt instrument repayable within one year unless the holder opts to convert it to equity. The Debt will be mandatorily convertible to equity upon an IPO. The other terms of the investment are outlined in the attached term sheet.

                  One hitch remains in our way. Mr. Friedli has refused to make an investment if it would result in dilution of his investment for warrant and fees paid to Spencer Trask Securities. As you know, I pursued this opportunity with Mr. Friedli on my own, although he was one of the original investors in both the 1997 and 1998 private placements conducted through Spencer Trask.

                  Accordingly, Careside requests that you waive any and all fees due under Section 3(j) of the Placement Agency Agreements executed with Spencer Trask or under the so-called investment banking side letter dated January 31, 1997, in order to allow Careside to pursue this investment.

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                  I assume you will call Mr. Frieli to confirm his position and have alerted him to expect your call. It is my certain hope Spencer Trask will see the value of this investment in Careside and allow it to proceed unfettered. Your signing below will constitute your waiver, for purposes of this investment only by Mr. Friedli or one of his funds, of my obligation Careside may have pursuant to Section 3(f) or this investment banking letter.

                                       Sincerely,

                                       CARESIDE, INC.

                                       By: /s/ W. Vickery Stoughton
                                           ---------------------------
                                           W. Vickery Stoughton

Acknowledged and agreed for
Spencer Trask Securities, Incorporated

By:       /s/ William Dioguardi
    ---------------------------------
    Title:  President

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